                                                                  Exhibit (d)(1)


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of April 22, 2005, between BB&T Variable Insurance Funds, a Massachusetts business trust (hereinafter called the "Trust"), and BB&T Asset Management, Inc., a wholly owned subsidiary of Branch Banking & Trust Company (hereinafter called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Investment Adviser to furnish certain investment advisory and related services described below in connection with the management of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"), and the Investment Adviser represents that it is willing and possesses legal authority under the Glass-Steagall Act to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following documents:

                  (a) the Trust's Agreement and Declaration of Trust, dated November 8, 2004, as amended, and filed with the Secretary of State of The Commonwealth of Massachusetts, and all amendments thereto or restatements thereof (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's Bylaws and amendments thereto;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

                  (d) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on December 13, 2004 and all amendments thereto;

                  (e) the Trust's current Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission; and

                  (f) the Funds' most recent prospectuses and the Trust's Statement of Additional Information relating to the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Trust will promptly furnish the Investment Adviser with copies of all amendments of or supplements to the foregoing documents.

         3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide or cause to be provided a continuous investment program for each Fund identified on Schedule A hereto, including investment research and management with respect to all securities and investments and cash equivalents in such Funds. The Investment Adviser will determine or cause to be determined from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to each Fund identified on Schedule A hereto and will place or cause to be placed orders for purchase and sale on behalf of the Trust with respect to such Fund.

         The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectuses, resolutions of the Trust's Board of Trustees, and any undertakings with state or other regulatory authorities which are provided by the Trust to the Investment Adviser. The Investment Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) will comply in all material respects with all applicable Rules and Regulations of the Securities and Exchange Commission under the Investment Company Act of 1940 and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Investment Adviser;

                  (c) will not make loans to any person to purchase or carry units of beneficial interest ("shares") in the Trust or make loans to the Trust;

                  (d) will place or cause to be placed orders for the Funds identified on Schedule A hereto either directly with the issuer or with any broker or dealer and, in placing orders with brokers and dealers, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser or any such subinvestment adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, Inc., the Investment Adviser, any sub-investment adviser employed by the Investment Adviser, or any affiliated person (as defined in the Investment Company Act of 1940) of either the Trust, BISYS Fund Services, Inc., the Investment Adviser, or any sub-investment adviser employed by the Investment Adviser.

                  (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Investment Adviser in the course of its performance of its responsibilities and duties under this Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil, regulatory, or criminal sanctions for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

                  (f) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser, or the parents or subsidiaries or affiliates of the Investment Adviser unless so required by applicable law. In dealing with its customers, the Investment Adviser and its parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

         4. Use of Sub-Investment Adviser. The Investment Adviser may, subject to the approvals required under the 1940 Act, employ a sub-investment adviser to assist the Investment Adviser in the performance of its duties under this Agreement. Such use does not relieve the Investment Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Investment Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Investment Adviser.

         5. Master/Feeder Arrangements. Notwithstanding paragraph 3 and Schedule A hereof, the Investment Adviser may invest all of the assets of a fund commencing operations on or after April 22, 2005 in the shares of an investment company that has an investment objective substantially similar to that of the investing fund (a "Master Fund"). When such an investment has been made, the Adviser shall have no day-to-day management responsibilities regarding the fund so invested, but shall have general oversight and shall advise the Board of Trustees of the Trust if investment in the Master Fund is no longer an appropriate means of achieving the investing fund's investment objective. The Investment Adviser shall be entitled to no fee with respect to assets invested in a Master Fund.

         6. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive. Except to the extent necessary to perform the Investment Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser, or any subsidiary or affiliate of the Investment Adviser, or any employee of the Investment Adviser, to engage in any other business or to devote time and attention to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

         7. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

         8. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or charges, if any) purchased for the Trust. The Trust will be responsible for all of the Trust's expenses and liabilities.

         9. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Investment Adviser. If the fee payable to the Investment Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares.

         If in any fiscal year the aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Trust) of any of the Funds of the Trust exceed the expense limitations of any such state, the Investment Adviser will make payment to the Trust for a portion of such excess expenses equal to such excess times the ratio of the aggregate fees otherwise payable by the Fund to the Investment Adviser under this Investment Advisory Agreement to the aggregate fees otherwise payable by the Fund (1) to the Investment Adviser under this Investment Advisory Agreement with the Trust and
(2) to BISYS Fund Services, Inc.

under the Management and Administration Agreement between BISYS Fund Services, Inc., and the Trust. The obligation of the Investment Adviser to make payment to the Trust hereunder is limited in any fiscal year to the amount of the fee received by the Investment Adviser from the Fund for investment advisory or consulting services for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall make payment to the Trust for such proportion of such excess expenses regardless of the amount of fees received by it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         10. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty under the Investment Company Act of 1940 with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Investment Adviser be liable for actions taken or nonactions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Investment Adviser by an officer of the Trust thereunto duly authorized. Any suggested limitations on liability shall not relieve the Adviser from any responsibility or liability the Adviser may have under federal statutes.

         11. Duration and Termination. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 2005. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on September 30 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of The Commonwealth of Massachusetts.

         The names "BB&T Variable Insurance Funds" and "Trustees of BB&T Variable Insurance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of November 8, 2004, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Variable Insurance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   BB&T Variable Insurance Funds

                                   By:
                                      ---------------------------
                                   Title:
                                         ------------------------

                                   BB&T Asset Management, Inc.

                                   By:
                                      ---------------------------
                                   Title:
                                         ------------------------

                                   Schedule A
                                     to the
                      Investment Advisory Agreement between
                          BB&T Variable Insurance Funds
                         and BB&T Asset Management, Inc.
                              dated April 22, 2005

Name of Fund                                Compensation*
------------                                -------------
BB&T VIF Large Cap Value                Fund Annual rate of seventy-four
                                        one-hundredths of one percent (.74%) of the
                                        BB&T U.S. Treasury Money Market Fund's
                                        average daily net assets.

BB&T VIF Capital Manager Equity Fund    Annual rate of twenty-five one-hundredths of
                                        one percent (.25%) of the BB&T Short U.S.
                                        Government Fund's average daily net assets.

BB&T VIF Large Company Growth Fund      Annual rate of seventy-four one-hundredths
                                        of one percent (.74%) of the BB&T
                                        Intermediate U.S. Government Fund's average
                                        daily assets.



BB&T VIF Mid Cap Growth Fund            Annual rate of seventy-four one-hundredths
                                        of one percent (.74%) of the BB&T Large
                                        Company Value Fund's average daily net
                                        assets.

BB&T VIF Special Opportunities          Annual rate of eighty one-hundredths of one
Equity Fund                             percent (.80%) of the BB&T North Carolina
                                        Intermediate Tax-Free Fund's average daily
                                        net assets.

BB&T VIF Total Return Bond Fund         Annual rate of sixty one-hundredths of one
                                        percent (.60%) of the BB&T Balanced Fund's
                                        average daily net assets.


                                   BB&T VARIABLE INURANCE FUNDS

                                   By:
                                      ---------------------------
                                   Title:
                                         ------------------------

                                   BB&T ASSET MANAGEMENT, INC.

                                   By:
                                      ---------------------------
                                   Title:
                                         ------------------------



* All fees are computed daily and paid monthly.